Granite Point Mortgage Trust Inc. Reports
Fourth Quarter and Full Year 2020 Financial Results
and Post Quarter-End Update

NEW YORK, March 4, 2021 – Granite Point Mortgage Trust Inc. (NYSE: GPMT) ("GPMT," "Granite Point" or the "Company") today announced its financial results for the quarter and full year ended December 31, 2020, and provided an update on its activities subsequent to quarter-end. A presentation containing fourth quarter 2020 financial highlights and activity post quarter-end can be viewed at www.gpmtreit.com.

Fourth Quarter 2020 Activity
•GAAP net income of $23.1 million, or $0.42 per basic share, inclusive of $0.16 release of prior CECL reserves and $(0.05) of internalization-related restructuring charges.
•Distributable Earnings(1) of $18.4 million, or $0.33 per basic share.
•Net interest income declined to $27.4 million during the three months ended December 31, 2020 as compared to $33.8 million for the prior quarter, mainly due to a decline in portfolio average principal balance and recognition of first full quarter of costs associated with the senior secured term loan facilities, which closed on September 25, 2020.
•Book value of $16.92 per common share, inclusive of $(1.31) per share CECL reserve.
•Declared a cash dividend of $0.20 per common share and a non-recurring special dividend of $0.25 per common share.
•At December 31, 2020, carried an allowance for credit losses of $72.2 million (or 1.63% of total portfolio commitments), a decrease of $8.5 million from the prior quarter.
•Downgraded a $67.1 million loan collateralized by a hotel property to a risk rating of “5” and recorded an allowance for credit loss of $8.1 million on the loan.
•Received loan repayments and principal amortization of $195.6 million in UPB.
•Funded $51.0 million of principal balance on existing loan commitments.
•As of quarter end portfolio principal balance of $3.9 billion and $4.4 billion in total commitments, comprised of 99% senior first mortgage loans and over 98% floating rate; no exposure to securities.
•Portfolio has a weighted average stabilized LTV of 63.3%(2), a weighted average yield at origination of LIBOR + 4.19%(3) and a weighted average LIBOR floor on the loans of 1.56%.
•Ended Q4 with over $260 million in cash on hand.

Full Year 2020 Activity
•GAAP net loss of $(40.5) million, or $(0.73) per basic share mainly reflecting an offset of earnings by $(0.84) of internalization-related restructuring charges and $(0.97) of provision for credit losses recorded during 2020.
•Distributable Earnings(1) of $64.7 million, or $1.17 per basic share.
•Originated four senior first mortgage loans with total commitments of $200.4 million and initial fundings of $125.2 million, weighted average stabilized LTV of 55% and weighted average yield of LIBOR + 3.81%.
•Received repayments and principal amortization of approximately $517.3 million in UPB, including two CMBS positions repaid at par, totaling $24.5 million, and opportunistically sold seven loans totaling $211.1 million in UPB for liquidity purposes at a realized loss of $(16.9) million.
•Funded an additional $239.0 million of principal balance on existing loan commitments.
•Closed a strategic financing commitment of $300 million, in the form of five-year senior secured term loan facilities and 6.066 million warrants to purchase GPMT common stock(4), further enhancing liquidity and financial flexibility.
•Finalized the transition to an internally-managed REIT by completing the internalization of the management function on December 31, 2020.

Post Quarter-End Update
•On February 4, 2021, closed a $349 million non-mark-to-market and term-matched financing with Goldman Sachs Bank USA, which refinanced loans previously funded on the Goldman Sachs repurchase facility, increasing the percentage of credit non-mark-to-market financing to 51% of loan-level borrowings.
•Current liquidity of approximately $235.6 million(5) in cash on hand; option to borrow an additional $75 million in proceeds under the term loan facilities through September 2021.(6)
•Through March 3, 2021, funded approximately $24.7 million of principal balance on existing loan commitments.
•Realized approximately $70.9 million of loan repayments through March 3, 2021.

Jack Taylor, Granite Point’s President, Chief Executive Officer and Director, said, “During the historic challenges brought on by the pandemic in 2020, the benefits of our highly diversified first mortgage loan portfolio and broad set of funding sources were illustrated by our strong credit performance and our ability to substantially increase our liquidity, delever our financing facilities, and further fortify our balance sheet by raising attractively priced and flexible capital. We are also very pleased that we simultaneously achieved a milestone by becoming an internally managed company, better positioning Granite Point for the opportunities ahead and as we start pursuing new loan investments again.”

(1)Please see footnote (1) on page 6 for Distributable Earnings definition and a reconciliation of GAAP to non-GAAP financial information.
(2)Stabilized loan-to-value ratio (LTV) is calculated as the fully funded loan amount (plus any financing that is pari passu with or senior to such loan), including all contractually provided for future fundings, divided by the as stabilized value (as determined in conformance with USPAP) set forth in the original appraisal. As stabilized value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancy.
(3)Yield includes net origination fees and exit fees, but does not include future fundings, and is expressed as a monthly equivalent yield.
(4)1.516 million warrants are subject to vesting depending on future draws of the term loan facilities pursuant to the terms of the facilities.
(5)As of March 3, 2021.
(6)Subject to exercise of extension option and payment of extension fee on or prior to March 25, 2021.

Conference Call
Granite Point Mortgage Trust Inc. will host a conference call on March 5, 2021 at 10:00 a.m. ET to discuss fourth quarter 2020 financial results and related information. To participate in the teleconference, approximately 10 minutes prior to the above start time, please call toll-free (833) 255-2835 (or (412) 902-6769 for international callers), and ask to be joined into the Granite Point Mortgage Trust Inc. call. You may also listen to the teleconference live via the Internet at www.gpmtreit.com, in the Investor Relations section under the Events & Presentations link. For those unable to attend, a telephone playback will be available beginning March 5, 2021 at 12:00 p.m. ET through March 12, 2021 at 12:00 a.m. ET. The playback can be accessed by calling (877) 344-7529 (or (412) 317-0088 for international callers) and providing the Access Code 10151462. The call will also be archived on the company’s website in the Investor Relations section under the Events & Presentations link.

Granite Point Mortgage Trust
Granite Point Mortgage Trust Inc., a Maryland corporation focused on directly originating, investing in and managing senior floating rate commercial mortgage loans and other debt and debt-like commercial real estate investments. Granite Point is headquartered in New York, NY.  Additional information is available at www.gpmtreit.com.

Forward-Looking Statements
This press release contains, or incorporates by reference, not only historical information, but also forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “target,” “believe,” “outlook,” “potential,” “continue,” “intend,” “seek,” “plan,” “goals,” “future,” “likely,” “may” and similar expressions or their negative forms, or by references to strategy, plans or intentions. By their nature, forward-looking statements speak only as of the date they are made, are not statements of historical facts or guarantees of future performance and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify, in particular those related to the COVID-19 pandemic, including the ultimate impact of COVID-19 on our business, financial performance and operating results. Our expectations, beliefs and estimates are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs and estimates will prove to be correct or be achieved, and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2020 and any subsequent Form 10-Q and Form 8-K filings made with the SEC, under the caption “Risk Factors.” These risks may also be further heightened by the continued and evolving impact of the COVID-19 pandemic. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

This press release is for informational purposes only and shall not constitute, or form a part of, an offer to sell or buy or the solicitation of an offer to sell or the solicitation of an offer to buy any securities

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying earnings presentation present non-GAAP financial measures, such as Distributable Earnings and Distributable Earnings per basic common share, that exclude certain items. Granite Point management believes that these non-GAAP measures enable it to perform meaningful comparisons of past, present and future results of the company’s core business operations, and uses these measures to gain a comparative understanding of the company’s operating performance and business trends. The non-GAAP financial measures presented by the company represent supplemental information to assist investors in analyzing the results of its operations. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 6 of this release.

Additional Information
Stockholders of Granite Point and other interested persons may find additional information regarding the company at the Securities and Exchange Commission’s Internet site at www.sec.gov or by directing requests to: Granite Point Mortgage Trust Inc., 3 Bryant Park, 24th floor, New York, NY 10036, telephone (212) 364-5500.

Contact
Investors: Marcin Urbaszek, Chief Financial Officer, Granite Point Mortgage Trust Inc., (212) 364-5500, investors@gpmtreit.com.

GRANITE POINT MORTGAGE TRUST INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	December 31, 2020	December 31, 2019
ASSETS	(unaudited)
Loans held-for-investment	$3,914,469	$4,226,212
Allowance for credit losses	(66,666)	—
Loans held-for-investment, net	3,847,803	4,226,212
Available-for-sale securities, at fair value	—	12,830
Held-to-maturity securities	—	18,076
Cash and cash equivalents	261,419	80,281
Restricted cash	67,774	79,483
Accrued interest receivable	12,388	11,323
Other assets	30,264	32,657
Total Assets	$4,219,648	$4,460,862
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Repurchase agreements	$1,708,875	$1,924,021
Securitized debt obligations	927,128	1,041,044
Asset-specific financings	123,091	116,465
Revolving credit facilities	—	42,008
Convertible senior notes	271,250	269,634
Senior secured term loan facilities	206,448	—
Dividends payable	25,049	23,063
Other liabilities	22,961	24,491
Total Liabilities	3,284,802	3,440,726
10% cumulative redeemable preferred stock, par value $0.01 per share; 50,000,000 shares authorized and 1,000 shares issued and outstanding ($1,000,000 liquidation preference)	1,000	1,000
Stockholders’ Equity
Common stock, par value $0.01 per share; 450,000,000 shares authorized and 55,205,082 and 54,853,205 shares issued and outstanding, respectively	552	549
Additional paid-in capital	1,058,298	1,048,484
Accumulated other comprehensive income	—	32
Cumulative earnings	103,165	162,076
Cumulative distributions to stockholders	(228,169)	(192,005)
Total Stockholders’ Equity	933,846	1,019,136
Total Liabilities and Stockholders’ Equity	$4,219,648	$4,460,862

GRANITE POINT MORTGAGE TRUST INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(in thousands, except share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Interest income:	(unaudited)		(unaudited)
Loans held-for-investment	$54,613	$63,428	$234,954	$240,022
Loans held-for-sale	—	—	895	—
Available-for-sale securities	—	294	646	1,221
Held-to-maturity securities	—	435	659	2,239
Cash and cash equivalents	135	547	559	2,775
Total interest income	54,748	64,704	237,713	246,257
Interest expense:
Repurchase agreements	11,702	19,163	58,444	67,632
Securitized debt obligations	4,945	10,935	26,312	46,815
Convertible senior notes	4,522	4,512	18,092	17,971
Asset-specific financings	900	1,174	3,862	2,891
Revolving credit facilities	—	491	779	1,673
Senior secured term loan facilities	5,301	—	5,446	—
Total interest expense	27,370	36,275	112,935	136,982
Net interest income	27,378	28,429	124,778	109,275
Other income (loss):
Provision for credit losses	8,531	—	(53,710)	—
Realized losses on sales	—	—	(16,913)	—
Fee income	—	95	1,117	1,210
Total other income (loss)	8,531	95	(69,506)	1,210
Expenses:
Base management fees	3,946	3,841	15,786	14,854
Incentive fees	—	—	—	244
Servicing expenses	1,031	999	4,056	3,670
Other operating expenses	4,603	6,008	29,024	21,507
Restructuring charges	2,570	—	46,252	—
Total expenses	12,150	10,848	95,118	40,275
Income (loss) before income taxes	23,759	17,676	(39,846)	70,210
Provision for (benefit from) income taxes	608	—	593	(4)
Net income	23,151	17,676	(40,439)	70,214
Dividends on preferred stock	25	25	100	100
Net income (loss) attributable to common stockholders	$23,126	$17,651	$(40,539)	$70,114
Basic (loss) earnings per weighted average common share	$0.42	$0.32	$(0.73)	$1.32
Diluted (loss) earnings per weighted average common share	$0.39	$0.32	$(0.73)	$1.32
Dividends declared per common share	$0.45	$0.42	$0.65	$1.68
Weighted average number of shares of common stock outstanding:
Basic	55,205,082	54,853,205	55,156,482	53,087,395
Diluted	70,009,741	54,853,205	55,156,482	53,087,395
Comprehensive income (loss):
Net income (loss) attributable to common stockholders	$23,126	$17,651	$(40,539)	$70,114
Other comprehensive income, net of tax:
Unrealized gain on available-for-sale securities	—	—	(32)	224
Other comprehensive income	—	—	(32)	224
Comprehensive income (loss)	$23,126	$17,651	$(40,571)	$70,338

GRANITE POINT MORTGAGE TRUST INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)

	Three Months Ended December 31, 2020	Year Ended December 31, 2020
	(unaudited)	(unaudited)
Reconciliation of GAAP net income (loss) to Distributable Earnings:

GAAP Net Income (Loss)	$23,126	$(40,539)
Adjustments for non-distributable earnings:
Provision for credit losses	(8,530)	53,710
Restructuring charges	2,570	46,252
Non-cash equity compensation	1,282	$5,276
Distributable Earnings(1)	$18,448	$64,699

Distributable Earnings per basic common share	$0.33	$1.17
Basic weighted average shares outstanding	55,205,082	55,156,482
(1)We have elected to present Distributable Earnings, a measure that is not prepared in accordance with GAAP, as a supplemental method of evaluating our operating performance. Distributable Earnings replaces our prior presentation of Core Earnings with no changes to the definition. In order to maintain our status as a REIT, we are required to distribute at least 90% of our taxable income as dividends. Distributable Earnings is intended to serve as a general proxy for our taxable income, though it is not a perfect substitute for it, and, as such, is considered a key indicator of our ability to generate sufficient income to pay our common dividends and in determining the amount of such dividends, which is the primary focus of income-oriented investors who comprise a meaningful segment of our stockholder base. We believe providing Distributable Earnings on a supplemental basis to our net (loss) income and cash flow from operating activities, as determined in accordance with GAAP, is helpful to stockholders in assessing the overall performance of our business.

We use Distributable Earnings to evaluate our performance excluding the effects of certain transactions and GAAP adjustments we believe are not necessarily indicative of our current loan portfolio and operations. For reporting purposes, we define Distributable Earnings as net (loss) income attributable to our stockholders, computed in accordance with GAAP, excluding: (i) non-cash equity compensation expense; (ii) depreciation and amortization; (iii) any unrealized gains (losses) or other similar non-cash items that are included in net income for the applicable reporting period (regardless of whether such items are included in other comprehensive income or loss or in net income for such period); and (iv) certain non-cash items and one-time expenses. Distributable Earnings may also be adjusted from time to time for reporting purposes to exclude one-time events pursuant to changes in GAAP and certain other material non-cash income or expense items approved by a majority of our independent directors. The exclusion of depreciation and amortization from the calculation of Distributable Earnings only applies to debt investments related to real estate to the extent we foreclose upon the property or properties underlying such debt investments.

While Distributable Earnings excludes the impact of the unrealized non-cash current provision for credit losses, we expect to only recognize such potential credit losses in Distributable Earnings if and when such amounts are deemed non-recoverable. This is generally at the time a loan is repaid, or in the case of foreclosure, when the underlying asset is sold, but nonrecoverability may also be concluded if, in our determination, it is nearly certain that all amounts due will not be collected. The realized loss amount reflected in Distributable Earnings will equal the difference between the cash received, or expected to be received, and the carrying value of the asset, and is reflective of our economic experience as it relates to the ultimate realization of the loan. During the year ended December 31, 2020, we recorded a $53.7 million of provision for credit losses, which has been excluded from Distributable Earnings consistent with other unrealized gains (losses) and other non-cash items pursuant to our existing policy for reporting Distributable Earnings as referenced above.

Distributable Earnings also excludes the impact of the restructuring charges recorded during the year ended December 31, 2020. These charges were related to our Internalization, discussed above, which we view as a one-time event. In assessing the reporting of Distributable Earnings, we determined that, consistent with our policy, the restructuring charges should be included within certain one-time expenses as referenced above. During the year ended December 31, 2020, we recorded $46.3 million of restructuring charges, which have been excluded from the Distributable Earnings.

Distributable Earnings does not represent net (loss) income or cash flow from operating activities and should not be considered as an alternative to GAAP net (loss) income, or an indication of our GAAP cash flows from operations, a measure of our liquidity, or an indication of funds available for our cash needs. In addition, our methodology for calculating Distributable Earnings may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures, and, accordingly, our reported Distributable Earnings may not be comparable to the Distributable Earnings reported by other companies.